Exhibit 1.1

10,000,000 Shares

WEIGHT WATCHERS INTERNATIONAL, INC.

Common Stock

FORM OF UNDERWRITING AGREEMENT

March [   ], 2006

CREDIT SUISSE SECURITIES (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

UBS SECURITIES LLC,

299 Park Avenue,

New York, N.Y. 10171-0026,

As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory. The shareholders listed in Schedule A hereto (the “Selling Shareholders”) propose to sell (the “Offering”) to the several underwriters named in Schedule B hereto (the “Underwriters”) an aggregate of 10,000,000 outstanding shares (the “Firm Securities”) of the Common Stock, no par value (the “Securities”), of Weight Watchers International, Inc., a Virginia corporation (the “Company”), and the Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,500,000 additional outstanding shares (the “Optional Securities”) of the Company’s Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company and the Selling Shareholders hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Selling Shareholders. (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  A registration statement (No. 333-127819) relating to the Offered Securities, including a form of prospectus, has been filed with the United States Securities and Exchange Commission (“Commission”) and either (A) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and, upon such filing, the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised Credit Suisse Securities (USA) LLC (“CS”) and UBS Securities LLC (“UBS”), as representatives of the several Underwriters (the “Representatives”), that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information incorporated by reference therein, and including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (including each road show (as defined in Rule 433) that is a written communication (as defined in Rule 405)), relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule C to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [:00 [a/p]m] (Eastern time) on the date of this Agreement.

(ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not contain, or will not contain, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement, if any, is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, and neither of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, neither of such documents will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv)  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the Statutory Prospectus and the pricing information contained in the document attached to this Agreement as Annex II, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, if any, when considered together with the General

Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified, be in good standing or have such power or authority would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii)  Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act (the “Significant Subsidiaries”) has been duly incorporated or organized and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, if applicable, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and is duly qualified to do business as a foreign corporation, or other entity, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, be in good standing or have such power or authority would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except for pledges in favor of (i) The Bank of Nova Scotia, as administrative agent for the lenders, under the Fifth Amended and Restated Credit Agreement dated as of January 21, 2004, as supplemented as of October 19, 2004, amended as of June 24, 2005 or otherwise amended, supplemented or modified from time to time, among the Company, WW Funding Corp., The Bank of Nova Scotia, as administrative agent, Credit Suisse (formerly known as Credit Suisse First Boston), Cayman Islands Branch, as syndication agent, and the various financial institutions named therein and (ii) Credit Suisse,

Cayman Islands Branch, as administrative agent for the lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement, dated as of December 16, 2005 or otherwise amended, supplemented or modified from time to time, among WeightWatchers.com, Credit Suisse, Cayman Islands Branch, as administrative agent and syndication agent, and the various financial institutions named therein, the capital stock or other ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. Annex I attached hereto sets forth a true and complete list of all of the Significant Subsidiaries.

(viii)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(ix)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xi)  The Offered Securities have been approved for listing on the New York Stock Exchange.

(xii)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as (A) have been obtained and made under the Act, (B) may be required under state securities laws and (C) may be required by the securities laws of any jurisdiction outside of the United States of America.

(xiii)  The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect or (C) the charter or by-laws of the Company or any such subsidiary.

(xiv)  This Agreement has been duly authorized, executed and delivered by the Company.

(xv)  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except where such failure would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its

subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except where such failure would not individually or in the aggregate have a Material Adverse Effect.

(xvi)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, in each case except to the extent where such failure to do so would not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xvii)  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened that would have a Material Adverse Effect.

(xviii)  The Company and its subsidiaries own, possess or can acquire on reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix)  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xx)  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(xxi)  The financial statements included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in the Registration Statement present fairly the information required to be stated therein.

(xxii)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change,

nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxiii)  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxiv)  The Company is not an “investment company” or a “business development company” as defined in the Investment Company Act of 1940, as amended.

(xxv)  The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

(b)  Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i)  Such Selling Shareholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(ii)  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iii)  The execution and delivery by such Selling Shareholder, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law or the organizational documents of such Selling Shareholder or any agreement or other instrument binding upon such Selling Shareholder or any of its assets or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder or any of its assets, except where such contravention would not individually or in the aggregate materially adversely affect the ability of such Selling Shareholder to consummate the transactions contemplated hereby, and no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Shareholder for the performance by such Selling Shareholder of its obligations under this Agreement, except (A) such as have been obtained or made, (B) such as may be required under state securities laws and (C) such as may be required by the securities laws of any jurisdiction outside the United States of America.

(iv)  Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and no action based on an adverse claim may be asserted against the Underwriters with respect to such Offered Securities.

(v)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), no Registration Statement contained, or will contain, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, neither the Initial Registration Statement nor, if the Effective Time of the Additional Registration Statement, if any, is prior to the execution and delivery of this Agreement, the Additional Registration Statement contains, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, no Registration Statement or Prospectus contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences apply only to the extent statements in or omissions from a Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by a particular Selling Shareholder (the “Selling Shareholder Information” of such Selling Shareholder) consists of the name of such Selling Shareholder, the number of Offered Securities to be offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding any percentages) which appear in the table (and the corresponding footnotes thereto) under the caption “Principal and Selling Shareholders” in the Prospectus. Such Selling Shareholder has not and will not sell any Offered Securities or Optional Securities based on any information that is not either (i) publicly available (or contained in a registration statement or prospectus for the Offered Securities) or (ii) not material with respect to the Company or its subsidiaries or any of the Company’s securities for purposes of United States Federal securities laws.

(vi)  As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent statements in or omissions from the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus are based upon Selling Shareholder Information.

(vii)  All Selling Shareholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Selling Shareholders notified or notify the Company and the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Shareholder Information conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, such Selling Shareholder has promptly notified or will promptly notify the Company and the Representatives and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(viii)  Such Selling Shareholder has reviewed each of the Registration Statements, the Prospectus and the General Disclosure Package and is not aware of any untrue statements of a material fact or omissions to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ix)  There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Shareholder, or, to such Selling Shareholder’s knowledge, any direct or indirect stockholder of such Selling Shareholder is a party, which are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(x)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $[     ] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Each Selling Shareholder will deliver or shall cause to be delivered security entitlements with respect to the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Selling Shareholders at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at 10 a.m., New York time, on March [  ], 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Selling Shareholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in the form of one or more global securities, in such denominations and registered in such names as the Representatives request and will be made available for checking at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to Artal Holdings Sp. z o.o. from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Artal Holdings Sp. z o.o. agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from Artal Holdings Sp. z o.o. for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to Artal Holdings Sp. z o.o.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each

Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two full business days and not later than five full business days after written notice of election to purchase Optional Securities is given. Artal Holdings Sp. z o.o. will deliver or shall cause to be delivered a security entitlement with respect to the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Artal Holdings Sp. z o.o. at the office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in the form of one or more global securities, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking at the office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(i)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)  The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment of or supplement to a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(iii)  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(iv)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)  The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)  The Company will use its reasonable efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it or to a general or unlimited service of process in any jurisdiction where it is not now subject.

(vii)  For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (C) issuances of Securities pursuant to the exercise of such options or issuances of Securities pursuant to the Company’s dividend reinvestment plan, (D) issuances of Securities pursuant to the Company’s employee benefit plans which are described in the Prospectus or the Company’s dividend reinvestment plan, if any; (E) the filing of a registration statement on Form S-8 or a resale shelf registration statement relating to such grants, issuances, exercises or conversions; or (F) issuances in connection with the merger with or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity and the related entry into a merger or acquisition agreement with respect to such merger or acquisition; provided that any party acquiring Securities from the Company under the provisions of subsection (F) herein agrees in writing not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any such Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. Notwithstanding the foregoing, each such party may transfer Securities to an affiliate, provided that the transferee agrees to be bound in writing by the provisions of this Section. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Dan Bell and UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171, Attention: Daniel H. Klausner.

(viii)  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate pursuant to Section 5(a)(vi) and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as otherwise provided in this Section 5(a)(viii) and Section 9, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel not subject to reimbursement pursuant to the immediately preceding sentence and the expenses of advertising the offering of the Offered Securities made by the Underwriters.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and substantially in the form of Exhibit A hereto.

(b)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Shareholders, the Company or the Representatives, shall be threatened by the Commission.

(c)  Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The Representatives shall have received an opinion, dated the Closing Date, of Hunton & Williams LLP, special Virginia counsel for the Company, in the form attached hereto as Exhibit B.

(e)  The Representatives shall have received an opinion and letter, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company and special New York counsel to the Selling Shareholders, in the form attached hereto as Exhibit C.

(f)  The Representatives shall have received an opinion and letter, dated the Closing Date, of Robert W. Hollweg, counsel to the Company, in the form attached hereto as Exhibit D.

(g)  The Representatives shall have received an opinion, dated such Closing Date, of Arendt & Medernach, Luxembourg counsel for Artal Participations & Management S.A., in the form attached hereto as Exhibit E-1.

(h)  The Representatives shall have received an opinion, dated such Closing Date, of Wierzbowski Eversheds, Polish counsel for Artal Holdings Sp. z o.o., in the form attached hereto as Exhibit E-2.

(i)  The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to all matters governed by Virginia law upon the opinion of Hunton & Williams LLP referred to above.

(j)  The Representatives shall have received a certificate, dated such Closing Date, of the President or any Executive Officer and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(k)  The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that (x) such letter will address the various financial disclosures contained in the Prospectus and not otherwise addressed in the letter provided pursuant to Section 7(a) and (y) the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(l)  On or prior to the date of this Agreement, the Representatives shall have received a letter, substantially in the form of Exhibit F hereto and addressed to the Representatives, from each Selling Shareholder.

(m)  Each Selling Shareholder shall deliver to the Representatives a properly completed and executed United States Treasury Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made), not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity the Selling Shareholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Selling Shareholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder, its directors and officers and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  (i) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”; (ii) the information regarding stabilizing transactions in the eleventh paragraph under the caption “Underwriting”; (iii) the information regarding material relationships furnished on behalf of the Underwriters in the tenth paragraph under the caption “Underwriting”; and (iv) the information contained in the fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, nineteenth and twenty-first paragraphs under the caption “Underwriting”.

(d)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, (i) without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld).

(e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each person, if any, who controls the Company within the meaning of the Act, to the Selling Shareholders and to each person, if any, who controls any of the Selling Shareholders within the meaning of the Act.

(g)  Notwithstanding any other provision of this Section 8, the aggregate liability of the Selling Shareholders under this Section 8 shall be limited to the aggregate gross proceeds net of underwriting discounts and commissions but before deducting expenses received by the Selling Shareholders from the offering of Offered Securities under this Agreement.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the

Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 7(c), the Company will reimburse the Underwriters for all substantiated out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group and c/o UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Daniel H. Klausner, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Eleven Madison Avenue, 17th Floor, New York, NY 10010, Attention: General Counsel, or, if sent to the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to Artal Holdings Sp. z o.o., Succursale de Luxembourg, at 105, Grand-Rue, L-1661 Luxembourg, Grand-Duchy of Luxembourg and Artal Participations & Management S.A., at 105, Grand-Rue, L-1661 Luxembourg, Grand-Duchy of Luxembourg with a copy to The Invus Group LLP, 135 East 57th Street, 30th Floor, New York, N.Y. 10022, Attention:  Raymond Debbane; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a)  The Representatives have been retained solely to act as underwriters in connection with the sale of the Company’s common stock and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are either advising the Company or the Selling Shareholders on other matters;

(b)  the price of the common stock set forth in this Agreement was established by the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  the Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  the Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the

Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Selling Shareholders hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Selling Shareholder irrevocably appoints David E. Van Zandt, 441 West Belden Avenue, Chicago, Illinois 60614, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such Selling Shareholder by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon such Selling Shareholder in any such suit or proceeding. The Selling Shareholders and the Company (on each of their own behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Selling Shareholder and the Company further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or the Selling Shareholders in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

WEIGHT WATCHERS INTERNATIONAL, INC.

By:
Name:
Title:

ARTAL HOLDINGS SP. Z O.O.

Represented by Artal Holdings Sp. z.o.o.,
Succursale de Luxembourg

By:
Name:
Title:

ARTAL PARTICIPATIONS & MANAGEMENT S.A.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Selling Shareholder	Number of Firm Securities To Be Sold	Number of Optional Securities To Be Sold
Artal Holdings Sp. z o.o.

Artal Participations & Management S.A.

Total	10,000,000	1,500,000

SCHEDULE B

Number of
Firm Securities
Underwriter	to be Purchased

Credit Suisse Securities (USA) LLC
UBS Securities LLC
Banc of America Securities LLC
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co., Incorporated

Total	10,000,000

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